LICENCE AGREEMENT

THIS AGREEMENT made as of the 8th day of December,2000.

BETWEEN:

MYCOTECHNOLOGY LTD, a limited company incorporated under the Companies Act under number 176935 and having their Registered Office at 12, St. Catherine Street, Cupar, Scotland, United Kingdom

(hereinafter referred to as the "Licensor")

OF THE FIRST PART,

CULTUUR TECHNIEK BRABANT, a corporation valid and existing under the laws of Netherlands and having its registered office at Vensteeg lb 5411, AR Zeeland, Netherlands

(hereinafter referred to as the "Licensee")

OF THE SECOND PART.

WHEREAS the Licensor has the exclusive European rights to certain Proprietary Marks (as hereinafter defined) and the Know-hnw/Technology (as hereinafter' defined);

AND WHEREAS the Licensee is desirous of obtaining, and the Licensor is desirous of granting to the Licensee, the sole and exclusive right to use the Proprietary Marks and the Know-how/ Technology for the manufacturing, production, marketing and/or sale of the Products (as hereinafter defined) in the Netherlands (as hereinafter defined), upon the terms and subject to conditions as hereinafter set out;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenmats and agreements of the parties contained herein, the sum of one pound sterling paid by each party hereto to each of the other parties hereto and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto) it is agreed as follows:

                                  ARTICLE ONE
                                  DEFINITIONS

1.1 Whenever used in this Agreement the following terms shall be deemed to have the following meanings unless the context otherwise requires:-

" Business" shall mean the cultivation of Shiitake Mushroon~s including the production of Logs and Spawn as well as other exotic and medicinal mushrooms and mushroom by-products.

"Confidential Information" shall mean information (whether written or verbal) in and relating the Documentation, Know-how/Technology and all other information furnished by the Licensor to the Licensee relating to the business and trade secrets of the Licensor, but shall exclude the following information:-

(a) information which is or becomes available to the pub]tic through no fault of the party receiving such information; and

(b) information which is subsequently received by any party from any third party.

"Documentation" shall mean all drawings, specifications, manuals and any other applicable media and documentation relating to the Know-how/Technology or its usage thereof including all materials useful for design (for example, logic manuals, flow charts and principles of operation) and machine-readable text or graphic files subject to display or printout, and all advertising, promotional, commercial and publicity pamphlets, brochures, leaflets and other materials whatsoever relating to the Products.

"Improvements"    shall   mean   all    future    improvements    relating    to
Know-how/Technology and Technical Information and Documentation.

"Know-how/Technology" shall mean information and date including formulae Technology design specifications, techniques, procedures, plans, discoveries and inventions (whether patented or not) as used at any time by the Licensor in growing, marketing and selling Shiitake Mushrooms including the production of Logs and Spawn as well as other exotic and medicinal mushrooms and mushroom by-products at their facilities in Singapore and by any other licensees wherever legally possible, which pertain to the use and exploitation of the Process or the cultivation or marketing and sale of Shiitake Mushrooms and other exotic mushrooms by means of the Process, together with any further information or date pertaining thereto as may be available with the Licensor.

"Logs" shall mean raw materials comprising pre-formulated materials such as chopped wood and/or sawdust and Nutrient Mix mixed with water in the proper ration according to the Licensor's Know-how/Technology.

"Materials" shall mean Logs, Spawn and Nutrient Mix.

"Nutrient Mix" shall mean the nutrients developed by the Licensor for the cultivation of Shiitake Mushrooms and production of Logs and Spawn as well as other exotic and medicinal mushrooms and mushroom by-products.

"Parties" shall mean the Licensor and the Licensee.

"Plant" shall mean a facility in the Territory designed .and approved by the Licensor to 3roduce fresh Shiitake Mushrooms or other exotic mushrooms, using the Technical Information, Documentation and Improvements provided by the Licensor hereuaader. The land and investment for the Plant will be committed by the Licensee.

"Process" shall mean the process to produce fungi of the species Shiitake and other exotic mushrooms by the means described in the European Patent Nos. 0107911/0248636

"Proprietary Marks" shall mean the trade marks, trade names, logos, designs, symbols, emblems, insignia, fascia, slogans and other identifying marks whether or not registered or capable of registration now or at any time hereafter adopted by the Licensor for use in connection with any Product and/or the Know-how/Technology.

"Shiitake Mushrooms" shall mean the fungi of the species shiitake cultivated according to the Process or any part thereof.

"Other Exotic Mushrooms" shall mean any other species of exotic mushrooms cultivated according to the Process or any part thereof.

"Spawn" shall mean the spawn of the species Shiitake and of the exotic mushrooms produced according to the Licensor's Know-how/Technology.

"Technical Information" shall mean the information, know-how, dat_a formulae, specifications, techniques, designs, procedures, plans, discoveries and inventions (whether patented or not) available with the Licensor and relating to the following, in so far as the same has been commercially tested and used and found to be successful, including (but not limited to):

(a) design, engineering, fabrication, erection and installation of plant, machinery and equipment required for the production of Product and sources of supply thereof;

(b) production processes and methods, operating conditions, pollution and quality control and testing and product development in respect of Product; and

(c) Nutrient Mixes and all other materials and ingredients to be used in the production of the Product including instructions on the required quantities and the characteristics thereof and their treatment in the production of Product as well as sources of supply thereof.

                                  ARTICLE TWO
                                GRANT OF LICENCE

2.1 Provision of Documentation. The Licensor hereby grants to the Licensee, and the Licensee hereby accepts a sole, perpetual and exclusive license to use, and the right to sublicense the Proprietary Marks, Know-how/Technology and Documentation as well as all Improvements thereon for the cultivation, manufacturing, production, marketing and/or sale of the Products (the "Rights").

2.3 Cultivation, Marketing and Distribution. The Licensor acknowledges and agrees that the Licensee shall be using the Proprietary Marks, Know-how/Technology, Documentation and the Process to cultivate, market and distribute Shiitake Mushrooms and other exotic, edible and medicinal mushrooms throughout the Territory.

                                 ARTICLE THREE
                                 CONSIDERATION

                                  ARTICLE FOUR
                 REPRESENTATIONS AND WARRANTIES OF THE LICENSOR

4.1 The Licensor represents and warrants to the Licensee that the Licensor has the exclusive European license to the Proprietary Marks, Know-how/Technology, Documentation and Process including without limiting the generality of the foregoing all rights in and to the patents, trademarks and other intellectual property as set out in this Agreement and flint the Licensor has the sole and exclusive right to authorize the use of such patents, trademarks and other intellectual property by the Licensee in accordance with the provisions of this Agreement.

                                  ARTICLE FIVE
                  COVENANTS OF THE LICENSOR AND TIlE LICENSEE

5.1 The Licensee covenants and agrees to do the following throughout the term of this Agreement:

(i) to operate and maintain proper accounting procedures in accordance with generally accepted accounting principles.

3.1 License Fees. In consideration of the rights and license granted, and the duties and obligations of the Licensor as set out herein, the Licensee shall pay to the Licensor a technology fee of /~/j__~...(pound)300,000 (three hundred thousand pounds sterling) -

(ii) to keep at its registered office true and accurate records, :accounts, books and data ("Business__ Records") which shall accurately reflect all particulars relating to the Business and shall submit to the Licensor such information and reports concerning the Business in such form as may be specified by the Licensor.

(iii)to submit financial reports relating to the Business on a half-yearly basis, not later than days after the mid-year and year-end dates.

(iv) to submit annual audited accounts of the Business within 180 days after the year-end.

(v) to preserve and keep all Business Records for a period as required by local tax laws.

The Licensee shall further ensure that each and every covenant referred to above will also be obtained from any and all sub-licensees and same shall be forwarded to the Licensor.

5.2 The Licensor covenants and agrees to do the following throughout the term of this Agreement:

(i) to furnish to the Licensee and its sub-licensees all Know-bow/Technology, Technical Information, Documentation and Improvements and render all assistance necessary to enable the Licensee and its sub-licensees to successfully establish the Plant and to produce and cultivate the Product.

(ii) without limiting the generality of the foregoing, the Licermor shall, from time to time, provide to the Licensee and its sub-licensees, complete and up-to-date Know-how/Technology, Technical Information, Documentation and Improvements as it becomes available.

(a) to enable the Licensee and its sub-licensees to design, engineer, erect, install and commission the Plant and all machinery and equipment therein and to successfully produce, develop and sell the Product.

(b) to enable the Licensee and its sub-licensees to procure ,,'uitable machinery, equipment and spares at reasonable prices and to fabricate and manufacture the same indigenously in The Territory.

(c)  to  enable  the  Licensor  and  its   sub-licensees   to  procure  in  flhe
     international markets, alternative raw materials, consumables and other inputs necessary for the production of Product at reasonable prices.

All Technical Information and Documentation referred to above shall be furnished in English and shall be delivered to the Licensee within thirty (30) days of the Effective Date.

                                  ARTICLE SIX
                      TRAINING OF THE LICENSEE'S PERSONNEL

6.1 During the tenure of this Agreement, the Licensor shall train the Licensee's personnel at the Plant as well as at other suitable factories for the proper use and exploitation of Technical Information, Documentation and Improvements furnished hereunder and for development of new products and articles. For this purpose, the Licensor shall deploy, for a duration of not more than one month at any one time, as and when necessary, sufficiently knowledgeable and experienced consultants to the Plant.

6.2 Any such consultants deployed by the Licensor shall, ,during their stay in the Territory, observe all rules and regulations that apply to Licensee's employees.

6.3 The personnel to be trained, the consultants to be deployed and the periods of such training, shall be as agreed by the parties from time to time.

6.4 All expenses incurred in connection with the training of the Licensee's personnel at the Plant and elsewhere shall be borne by the Licensee unless otherwise mutually agreed to by the parties.

6.5 The Licensee shall pay the Licensor a consultant's fee to he negotiated on an individual basis and shall meet the actual expense of the Licensor consultants doployed ~ in respect of their travel, board and lodging; but no daily or other fees or remuneration will be paid to them.

                                 ARTICLE SEVEN
                              MANAGEMENT OF PLANT

7.1 During the tenure of this Agreement and on mutual agreement, the Licensor shall deploy its personnel in such numbers, not exceeding three (3) at any one time, as are necessary to supervise, oversee and manage the operation of the Plant, as agreed by the Pretties from time to time.

7.2 All costs and expenses incurred or accrued to the persormel shall be borne and paid by the Licensee. The costs and expenses shall include, but not limited to, remuneration, salary, board, lodging, travel, transportation and other reasonable amenities.

7.3 In addition to the deployment of the Licensor's technical personnel to assist in the operation of the Plant as may be agreed fTom time to time, the Licensor shaJ[1 arrange for a senior consultant to visit the Plant to review production and technical issues with the Licensee's management once a year and such traveling, accommodation, meals and out-of-pocket expenses shall be borne by the Licensee.

                                 ARTICLE EIGHT
                             MARKETING OF PRODUCTS

8.1 The Licensor agrees to use their best endeavors to assist the Licensee to market the Products. Such sales shall be under the brand "EVERBLOOM" or such other names as shall be mutually agreed tobythe parties.

                                  ARTICLE NINE
                SUPPLY OF RAW MATERIALS AND COMMERCIAL SERVICES

9.1 In the event that the Licensee requires any raw materials for the production and cultivation of the Product and makes a written request for the same, the Licensor shall supply the same at such prices and on such other terms as may mutually be agreed upon.

9.2 The Licensor will assist the Licensee in the sourcing/supply of machinery and consumables required to set up and operate the Plant, as and when called upon to do so by the Licensee.

9.3 The raw materials shall include the Nutrient Mix, which shall be supplied by the Licensor at a price to be agreed.

                                  ARTICLE TEN
                               TERM OF AGREEMENT

10.1 Term of Agreement. This Agreement shall come into effect on its date of execution and shall continue in full force and effect for an indefinite period of time, unless terminated earlier in accordance with the terms set out below.

10.2 Termination of AgreemenL where: The Licensor shall" be~-~fititled to terminate this Agreement

     (a) the Licensee breaches any of its covenants and obligations in this Agreement including without limiting the generality of the foregoing:

     (i) if the Licensee fails to submit when due the Statement of Sales and Royalties Payable and financial reports which the Licensor is entitled to under this Agreenaent;

     (ii) if the Licensee falls to make payment of amounts due under this Agreement within 60 days when they fall due; and

     (iii)in the event that the Licensee is liquidated, dissolved or becomes insolvent or bankrupt or placed under judicial management or the control to receivers or trustees then the Licensor shall have the fight to terminate this Agreement after giving the Licensee written notice setting out such default and sixty (60) days to rectify the default. If after sixty (60) days elapsed, the Licensee has failed to cure said default, this Agreement shall be terminated forthwith and the Licensee shall not be entitled to reimbursement of any fees paid by the Licensee at the date of termination.

10.3 Injunctionn The Licensor shall be entitled to an injunction to restrain the Licensee from engaging in any activities which constitute a breach of any of the provisions of this Agreement without limiting any other legal or equitable remedies available to the Licensor.

10.4 The Licensee's Right to Terminat~ In the event that the Licensor shall breach any of its covenants and obligations in this Agreement or in the event that the Licensor is liquidated, dissolved or becomes insolvent or bankrupt or is placed under judicial management or the control to receivers or trustees, the Licensee shall have the right to terminate this Agreement after giving the Licensor written notice setting out such default and thirty (30) days to rectify the default. If after thirty days have elapsed, the Licensor has failed to cure said default, this Agreement shall be te~adnated forthwith.

10.5 Termination Not to Relieve Obligations of Parties. Any termination pursuant to this Agreement shall not relieve any party of any obligation or liability accrued hereunder prior to such termination or rescind or give rise to any fight to rescind anything done by any party hereunder prior to the time such termination becomes effective and such teradnation shall not affect in any manner any fights of any party arising under this Agreement prior to such termination.

                                 ARTICLE ELEVEN
                             GOVERMENTAL APPROVALS

11.1 The Parties hereto undertake to obtain from the respectiw: Governments all approvals and authorizations necessary or required for the implementation of the provisions of this Agreement.

11.2 Should approval or authorization fi:om the respective Governments be subsequently withdrawn for any reason whatsoever, this Agreement shall aut:omatically be terminated unless otherwise agreed between the Parties.

                                 ARTICLE TWELVE
                                CONDIFENTIALITY

12.1 Each Party hereto undertakes to keep secret all information of a confidential or secret nature supplied by one Party to the other pursuant to this Agreement and agrees not to disclose any of such information to the public or to any third party during the term of this Agreement and following the expiration thereof without the express prior consent in writing of the supplying Party and each Party in receipt of such information is to ensure that it discloses ~c:h information only to responsible employees and consultants whose duties are in furtherance of the objectives of this Agreement and which cannot be fulfilled without use by such Party of the information and where it is relevant to those duties and who are under binding obligations to keep secret such of the information as is necessarily disclosed to them.

                               ARTICLE THIRTEEN
                  RELATIONSHIP OF PARTIES AND INDEMNIFICATION

13.1 It is hereby declared that the Licensee is an independent contractor and not an agent, legal representative, joint venturer, partner, employee or servant of the Licensor and is not empowered to act on the Licensor's behalf in any manner. The Licensee agrees that the Licensor is not in any way fiduciary of the Licensee.

13.2 The Licensee shall indemnify the Licensor, its officers, directors, employees, agents, affiliates, successors and assigns against:

(1) any and all claims, damages, or liabilities based upon, arising out of, or in any way related to any negligence or act or omission by the Licensee or any of its agents, contractors, servants, employees or licensees, and any obligation of the Licensee incurred pursuant to any provision of this Agreement.

(2) any or all fees (including reasonable attorney's fees), costs and other expenses incurred by or on behalf of the Licensor in the investigation, defence or prosecution of any and all claims.

                                ARTICLE FOURTEEN
                          GENERAL CONTRACT PROVISIONS

14.1 Notices. All notices or other communication to the Licensee required by the terms of this Agreement shall be in writing and sent by registered mail, return receipt request, addressed to Cultuur Techniek Brahant at Vensteeg lb 5411, AR Zeeland, Netherlands, or such other address as the Licensee shall designate in writing, or by facsimile or to such address confirmed by registered mail. All notices or other communication to The Licensor contemplated by the terms of this Agreement shall be in writing and sent by registered mail, return receipt request, addressed to Mycotechnology Ltd at 12, St. Catherine Street, Cupar, Scotland, United Kingdom, or such other address as the Licensor shall designate in writing, or by facsimile or to such address confirmed by registered mail. If by registered mail, any notice shall be deemed to have been given when received, or if by facsimile, when the appropriate confirmation is received.

14.2 Assignment. The Licensee and its sub-licensees shall not be entitled at any time to assign this Agreement of any part hereof except with the previous written consent of the Licensor such consent not to be unreasonably withheld.

14.3 Time of the Essence Time shall be of the essence of this Agreement and of every part-- hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

14.4 Entire Agreement. This Agreement constitutes the entire Agreement between the Parties with respect to all of the matters herein and its execution has not been induced by, nor do any of the parties rely upon or regard as material, any representations or ~n-itings whatever not incorporated herein and made a part hereof and may not be amended or modified in any respect except by written instrument signed by the parties hereto. Any schedules referred to herein are incorporated herein by reference and form part of the Agreement.

14.5 Additional Considerations. The parties shall sign such further and other documents, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this agreement and every part thereof,

14.6 Enurement. This Agreement shall ensure to the benefit of and be binding upon the parties and their respective successors and assigns.

14.7 Waiver. No omission or delay on the part of any party in exercising its fights under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by any Party of any such fight preclude the further or other exercise thereof or the exercise of any other fight which it may have. Failure of either Party to require performance by the other party of any provision hereof shall in no way affect the full fight to require such performance at anytime thereafter. Nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself.

14.8 Severabiliy. If any Article, Section or any portion of any Section of this Agreement is determined to be unenforceable or invalid for any reason whatsoever that enforceability or invalidity shall not affect the enforceability or validity of the remaining portions of this Agreement and such enforceable or invalid Article, Section or portion thereof shall be severed from the remainder of this Agreement.

14.9 Headlngs for Convenience Only. The division of l~is Agreement into articles and sections is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

14.10Governing La,v. This Agreement shall be governed by and construed in accordance with the laws of the Republic of Singapore and the Parties agree to submit to the non-exclusive jurisdiction of the courts of the Republic of Singapore.

14.11Gender.  In this  Agreement,  words  importing  the  singular  number shall include  the  plural and vice  versa,  and words  importing  the use of any gender shall include the masculine, feminine and neuter genders and the word "person" shall include an individual, a trust, a partnership, a body corporate, an association or other incorporate or unincorporated organiT"ation or entity.

14.12Calculation of Tim~ When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, then the time period in question shall end on the first business day following such non-business day.

14.13Counterparts. This Agreement may be executed in sever, d counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date and year written above.


MYCOTECHNOLOGY LTD CULTUUR TECHNIEK BRABANT
Per:
Authorized Signing Officer
/s /
Authorized Signing Officer